EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of EuroWeb International Corp. on Form S-3 of our report dated March 13, 1999, relating to the consolidated financial statements of EuroWeb International Corp. and subsidiaries appearing in the Annual Report on Form 10-KSB of EuroWeb International Corp for the year ended December 31, 1998.

      We also consent to the reference to us under the caption "Experts" in the Prospectus.



BDO Seidman LLP
Dated:   New York, New York
     May 5, 1999